UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2007

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On September 5, 2007, Globalstar, Inc. (“Globalstar” or the “Company”) and Arianespace, a European launch services company, entered into an agreement for the launch of the Company’s second-generation satellites and certain post-launch services.  Pursuant to the agreement Arianespace will make four launches of six satellites each, and Globalstar has the option to require Arianespace to make four additional launches of six satellites each.  Arianespace will use the Soyuz launch vehicle for all launches.  All launches will be made from Arianespace’s facilities in Kourou, French Guiana or Baikonur, Kazakhstan.

The total price for the first four launches is $210.0 million.  The total cost for the launches under this agreement is included in Globalstar’s previous disclosure that it anticipates $1.2 billion will be required to procure and launch its second-generation satellite constellation and related gateway upgrades.

The anticipated time period for the first four launches ranges from as early as the third quarter of 2009 through the end of 2010 and the optional launches are available from spring 2010 through the end of 2014.  Either Globalstar or Arianespace may postpone and reschedule the launches. Prolonged delays due to postponements by Globalstar could require the Company to pay additional fees to Arianespace.  Prolonged delays due to postponements by Arianespace may result in adjustments to the payment schedule.

Arianespace is providing general liability insurance without cost to the Company covering third party injuries caused by the activities of Globalstar or Arianespace and each party’s respective associates at either of the potential launch sites, and for any property loss or bodily injury caused by the launch vehicle, the satellites or any components for a limited amount of time.

Arianespace may terminate the agreement if Globalstar fails to make payments when required.  In the event of termination by Arianespace for non-payment or by Globalstar for any reason other than for cause, Arianespace will be entitled to termination fees in amounts depending on the date of termination.

Forward Looking Statements

In addition to current and historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements refer to the future operations, prospects, potential products, services, developments and business strategies of Globalstar.   These statements can, in some cases, be identified by the use of terms such as “may,” “will,” “should,” “could,” “intend,” “expect,”, “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” the negative of such terms or other comparable terminology.  Forward-looking statements, such as statements regarding the Company’s anticipated capital spending (including for future satellite procurements and launches) and other statements in this report regarding matter that are not historical facts, involve predictions.  These and similar statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by the statements.  These risks and uncertainties include, among others, those listed in Part II Item IA “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.  The Company does not intend, and undertakes no obligation, to update any of its forward-looking statements after the date of this report to reflect actual results or future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Vice President and
Chief Financial Officer

Date:  September 10, 2007